EXHIBIT 99.28(j)(2)

Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Scotia Institutional Funds

We consent to the use of our report, dated November 25, 2013, for the Dynamic U.S. Growth Fund (the Fund), a series of the Scotia Institutional Funds, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and under the headings “Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information.

Philadelphia, Pennsylvania

January 24, 2014

Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Scotia Institutional Funds

We consent to the use of our report, dated November 25, 2013, for the Mount Lucas U.S. Focused Equity Fund (the Fund), a series of the Scotia Institutional Funds, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and under the headings “Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information.

Philadelphia, Pennsylvania

January 24, 2014

Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Scotia Institutional Funds

We consent to the use of our report, dated November 25, 2013, for the Smith Large Cap Core Growth Fund (the Fund), a series of the Scotia Institutional Funds, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and in the headings “Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information.

Philadelphia, Pennsylvania

January 24, 2014